        SUPPLEMENT NO.1 TO $1BN FACILITY AGREEMENT DATED 8 DECEMBER 2004

STENA INTERNATIONAL B.V.
World Trade Centre
Amsterdam Airport
Schiphol Boulevard 237
1118 BH Schiphol Airport
The Netherlands
("SIBV")

STENA (SWITZERLAND) AG
Bahnhofplatz
CH-6300 Zug
Switzerland
("SSAG")

STENA AB (PUBL.)
Masthuggskajen
S-405 19 Goteborg
Sweden
(the "GUARANTOR")
                                                                            2005

Dear Sirs

US$1,000,000,000 REVOLVING CREDIT FACILITY

This Letter is supplemental to the $1,000,000,000 revolving loan and guarantee facility agreement dated 8 December 2004 (the "FACILITY AGREEMENT") made between
(1) SIBV and SSAG as borrowers (the "BORROWERS"), (2) Citigroup Global Markets
Ltd., DnB NOR Bank ASA, HSBC Bank plc, J. P. Morgan plc, Nordea Bank AB (publ)
("NORDEA") and Svenska Handelsbanken AB (publ) ("SHB") as Co-Arrangers, (3) the banks and financial institutions set out in Schedule 1 thereto as Banks, (4)
Nordea and JPMorgan Chase Bank as Issuing Banks, (5) SHB as Standby Lender, (6)
SHB as Agent, (7) SHB as Security Agent and (8) the Guarantor.

WHEREAS

The Borrowers and the Guarantor have requested that the financial covenants contained in Clause 14.13 of the Facility Agreement be amended on the terms set out below.

NOW IT IS HEREBY AGREED:-

1.       The provisions of the Facility Agreement shall be amended with effect from the date of this Supplemental Letter as follows:-

         1.1      the wording of Clause 14.13 of the Facility Agreement shall be amended to read as set out in Schedule 1 hereto; and

         1.2      the wording of Schedule 10 to the Facility Agreement (Form of
                  Compliance Certificate) shall be amended to read as set out in
                  Schedule 2 hereto.

2.       References in the Facility Agreement to "this Agreement" and references in each of the Security Documents to the "Facility Agreement" shall be construed as references to the Facility Agreement as amended by this
         Supplemental Letter and shall be deemed to include

         this Supplemental Letter and the obligations of the Borrowers hereunder. This Supplemental Letter shall be deemed to constitute a
         Security Document.

3.       Unless the context otherwise requires, words and expressions used herein shall have the meanings given to them in the Facility Agreement.

4.       This Letter is issued to you on the basis that it shall be governed by, and construed in accordance with, English law. The provisions of Clause
         27.2 of the Facility Agreement shall apply to this Letter as if such clause were set out herein in full and references therein to "this
         Agreement " were references to this Letter.

5.       This Letter is executed by us in our capacity as Agent for and on behalf of the Co-Arrangers, the Banks, the Issuing Banks, the Standby
         Lender and the Security Agent and confirms the agreement of such parties to the amendments contained in Clause 1 above.

Please confirm your agreement to the foregoing by signing and returning to us a copy of this Letter.

Yours faithfully,

SVENSKA HANDELSBANKEN AB (PUBL)
By:
Title:

Agreed and accepted this           day of                          2005

STENA INTERNATIONAL B.V.
By:
Title:

STENA (SWITZERLAND) AG
By:
Title:

STENA AB (PUBL.)
By:
Title:

                                   SCHEDULE 1

14.13    FINANCIAL COVENANTS

         (A)      Stena AB and the Borrowers will procure that:-

                  (i)      the aggregate of (i) the Consolidated Current Assets
                           and (ii) Available Facilities shall be not less than
                           one hundred and twenty five per cent (125%) of the
                           Consolidated Current Liabilities; and

                  (ii)     the aggregate of (i) Consolidated Liquid Assets and
                           (ii) Available Facilities shall be not less than
                           $50,000,000 (provided that Consolidated Liquid Assets
                           expressed or denominated in a currency other than
                           Dollars shall be converted into Dollars by reference
                           to the rate of exchange used for conversion of such
                           currency in the consolidation of the relevant
                           consolidated balance sheets or, if the relevant
                           currency was not thereby involved, by reference to
                           the rate of exchange or approximate rate of exchange
                           ruling on such date and determined on such basis as
                           Stena AB's auditors may determine or approve); and

                  (iii)    the Net Debt shall be no greater than sixty five per
                           cent (65%) of the Capitalisation.

         (B)      The requirements contained in this Clause 14.13 as to the
                  financial condition of the Restricted Group shall be tested on the Availability Date by reference to the most recently
                  published unaudited financial statements of the Stena AB Group and thereafter quarterly as at 31 March, 30 June, 30 September and 31 December in each year in each case by reference to the unaudited financial statements delivered to the Agent pursuant to Clause 14.2(B) or (as the case may be) the Officer's
                  Certificate delivered pursuant to Clause 14.2(F) provided
                  however that no breach shall be deemed to have arisen under this Clause 14.13 unless and until Stena AB shall, within ten
                  (10) Banking Days following receipt by the Stena AB of written notification from the Agent that a shortfall has occurred
                  under this Clause 14.13, have failed to satisfy the Agent that such shortfall has been eliminated.

         (C)      For the purposes of this Clause 14.13, accounting terms are used and shall be construed in accordance with Swedish GAAP but so that:-

                  "AVAILABLE FACILITIES" means, at any relevant time, the
                  undrawn amount of any committed loan or overdraft facilities
                  (including the facilities provided under this Agreement) which are made available to one or more members of the Restricted
                  Group at the date of such financial statements and which have a scheduled maturity date falling more than six (6) months after such date;

                  "CAPITALISATION" means, as at the date of computation, the sum of (a) the Net Debt on such date plus (b) the Restricted
                  Group's total stockholders' equity and deferred taxation on such date (as determined on a consolidated basis in accordance with Swedish GAAP);

                  "CONSOLIDATED CURRENT ASSETS" means the aggregate at the date of computation of the consolidated stocks, assets held for sale, receivables and prepayments, intercompany receivables, securities, cash at banks and in hand and other current assets
                  (as determined on a consolidated basis in accordance with
                  Swedish GAAP) of the Restricted Group;

                  "CONSOLIDATED CURRENT LIABILITIES" means the aggregate at the date of computation of intercompany payables and other current liabilities (as determined on a consolidated basis in
                  accordance with Swedish GAAP) of the Restricted Group;

                  "CONSOLIDATED LIQUID ASSETS" means the aggregate of:-

                  (a)      the Cash Assets of the Restricted Group; and

                  (b)      the market value of shares or other marketable debt
                           or equity securities held by members of the
                           Restricted Group which are quoted on any recognised
                           stock exchange or over the counter or similar market
                           in any member of the European Union or European
                           Economic Area, U.S.A, Canada, Hong Kong, Tokyo,
                           Singapore or as otherwise approved by the Agent and
                           other marketable securities having a rating no less
                           than BBB - from Standard & Poor's Corporation or
                           Moody's Investors Service Inc or other rating agency
                           which the Agent accepts to be of equivalent standing;

                  "NET DEBT" means the aggregate at the date of computation of the outstanding principal amount of all bank debt, senior
                  notes and capitalised lease obligations of the Restricted
                  Group less the aggregate at such date of the Restricted
                  Group's cash and cash equivalents, short term investments and marketable securities (as determined on a consolidated basis in accordance with Swedish GAAP).

                                   SCHEDULE 2

                         FORM OF COMPLIANCE CERTIFICATE

                   OFFICER'S CERTIFICATE ISSUED PURSUANT TO A
             $1,000,000,000 FACILITY AGREEMENT DATED 8 DECEMBER 2004
                           (THE "FACILITY AGREEMENT")

I, [o], the [Chief Financial Officer/DESCRIBE OFFICE] of Stena AB (publ.), hereby certify that:-

1.       Attached hereto is a statement of the respective amounts of:-

         o        Available Facilities

         o        Capitalisation

         o        Consolidated Liquid Assets

         o        Consolidated Current Assets

         o        Consolidated Current Liabilities

         o        Net Debt

         as at 31 December [20o] (the "REFERENCE DATE"), determined in accordance with Clause 14.13 of the Facility Agreement.

2.       As at the Reference Date:-

         (A)      the aggregate amount of the Consolidated Current Assets and
                  Available Facilities (SEK[o]) was equal to [o]% of the amount of the Consolidated Current Liabilities (SEK[o])

                  REQUIREMENT: AGGREGATE OF (I) CONSOLIDATED CURRENT ASSETS AND
                  (II) AVAILABLE FACILITIES TO BE NOT LESS THAN 125% OF THE
                  AMOUNT OF THE CONSOLIDATED CURRENT LIABILITIES

                  SATISFIED:        YES/NO

         (B)      the aggregate amount of the Consolidated Liquid Assets and
                  Available Facilities was $[o]

                  REQUIREMENT: AGGREGATE OF THE CONSOLIDATED LIQUID ASSETS AND
                  AVAILABLE FACILITIES TO BE NOT LESS THAN $50,000,000

                  SATISFIED:        YES/NO

         (C)      the Net Debt (SEK[o]) was equal to [o]% of the Capitalisation
                  (SEK[o])

                  REQUIREMENT: NET DEBT TO BE NO GREATER THAN 65% OF THE
                  CAPITALISATION

                  SATISFIED: YES/NO

3.       To the best of our knowledge, Stena AB is not in default in the performance and observance of any of the terms, provisions and conditions of Clause 14.7 of the Facility Agreement.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the Facility Agreement. This certificate is rendered pursuant to Clause
14.2(F) of the Facility Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand this o day of o [20o].

STENA AB (PUBL.)

By:
   ...................................................
[Chief Financial Officer/INSERT OFFICE]